                  SUBORDINATED GUARANTY AND SECURITY AGREEMENT


     THIS SUBORDINATED GUARANTY AND SECURITY AGREEMENT (this "AGREEMENT"), dated as of September 30, 1996, made by GENICOM CORPORATION, a Delaware corporation (the "BORROWER"), THE GUARANTORS FROM TIME TO TIME PARTY HERETO (each a "GUARANTOR", and collectively the "GUARANTORS", and together with the Borrower, each an "OBLIGOR", and collectively the "OBLIGORS") and TEXAS INSTRUMENTS INCORPORATED, a Delaware corporation ("LENDER").


                                    RECITALS

     WHEREAS, pursuant to the Subordinated Promissory Note dated as of the date hereof (as amended, modified, extended, renewed or replaced from time to time, the "NOTE") from the Borrower, Lender has provided to the Borrower a loan in an original principal amount of $9,000,000; and

     WHEREAS, Lender has required, as a condition precedent to making the loan to the Borrower under the Note, that the Guarantors guarantee the obligations of the Borrower under the Note and the Obligors secure their respective obligations to Lender under the Note and the other Loan Documents in accordance with the terms of this Agreement.

     NOW, THEREFORE, in consideration of these premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

     1. DEFINITIONS. Capitalized terms used herein but not otherwise defined shall have the meanings ascribed to such terms in the Note. All terms used in this Agreement that are defined in the Uniform Commercial Code in effect in the State of Texas (the "UCC") and which are not otherwise defined herein shall have the meanings set forth therein.

     2.   THE GUARANTEE.

          (a) The Guarantee. Each of the Guarantors hereby jointly and severally guarantees to Lender as hereinafter provided the prompt payment of the Borrower's Obligations in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration, a mandatory cash collateralization or otherwise) strictly in accordance with the terms thereof. The Guarantors hereby further agree that if any of the Borrower's Obligations are not paid in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration, as mandatory cash collateralization or otherwise), the Guarantors will, jointly and severally, promptly pay the same, without any demand or notice










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whatsoever, and that in the case of any extension of time of payment or renewal of any of the Borrower's Obligations, the same will be promptly paid in full when due (whether at extended maturity, as a mandatory prepayment, by acceleration or otherwise) in accordance with the terms of such extension or renewal.

     Notwithstanding any provision to the contrary contained herein or in any other of the Loan Documents, to the extent the obligations of a Guarantor shall be adjudicated to be invalid or unenforceable for any reason (including, without limitation, because of any applicable state or federal law relating to fraudulent conveyances or transfers) then the obligations of each Guarantor hereunder shall be limited to the maximum amount that is permissible under applicable law (whether federal or state and including, without limitation, the Bankruptcy Code).

          (b) Obligations Unconditional. The obligations of the Guarantors under subsection (a) hereof are joint and several, absolute and unconditional, irrespective of the value, genuineness, validity, regularity or enforceability of any of the Loan Documents, or any other agreement or instrument referred to therein, or any substitution, release or exchange of any other guarantee of or security for any of the Borrower's Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this subsection (b) that the obligations of the Guarantors hereunder shall be absolute and unconditional under any and all circumstances. Each Guarantor agrees that such Guarantor shall have no right of subrogation, indemnity, reimbursement or contribution against the Borrower or any other Guarantor of the Borrower's Obligations for amounts paid under this guaranty until such time as Lender has been paid in full and no Person or Governmental Authority shall have any right to request any return or reimbursement of funds from Lender in connection with monies received under the Loan Documents. Without limiting the generality of the foregoing, it is agreed that, to the fullest extent permitted by law, the occurrence of any one or more of the following shall not alter or impair the liability of any Guarantor hereunder which liability shall remain absolute and unconditional as described above:

          (i) at any time or from time to time, without notice to any Guarantor, the time for any performance of or compliance with any of the Borrower's Obligations shall be extended, or such performance or compliance shall be waived;





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          (ii) any of the acts mentioned in any of the provisions of any of the
     Loan Documents or any other agreement or instrument referred to therein shall be done or omitted;

          (iii) the maturity of any of the Borrower's Obligations shall be accelerated, or any of the Borrower's Obligations shall be modified, supplemented or amended in any respect, or any right under any of the Loan Documents or any other agreement or instrument referred to therein shall be waived or any other guarantee of any of the Borrower's Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with;

          (iv) any Lien granted to, or in favor of, Lender as security for any of the Borrower's Obligations shall fail to attach or be perfected; or

          (v) any of the Borrower's Obligations shall be determined to be void or voidable (including, without limitation, for the benefit of any creditor of any Guarantor) or shall be subordinated to the claims of any Person (including, without limitation, any creditor of any Guarantor).

With respect to its obligations hereunder, each Guarantor hereby expressly waives diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that Lender exhaust any right, power or remedy or proceed against any Person under any of the Loan Documents or any other agreement or instrument referred to therein, or against any other Person under any other guarantee of, or security for, any of the Borrower's Obligations.

          (c)  Reinstatement.  The obligations of the Guarantors under this
Section 2 shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of any Person in respect of the Borrower's Obligations is rescinded or must be otherwise restored by any holder of any of the Borrower's Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and each Guarantor agrees that it will indemnify Lender on demand for all reasonable costs and expenses (including, without limitation, fees and expenses of counsel) incurred by Lender in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

          (d) Certain Additional Waivers. Without limiting the generality of the provisions of this Section 2, each Guarantor





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hereby agrees that such Guarantor shall have no right of recourse to security for the Borrower's Obligations.

          (e) Remedies. The Guarantors agree that, to the fullest extent permitted by law, as between the Guarantors, on the one hand, and Lender, on the other hand, the Borrower's Obligations may be declared to be forthwith due and payable as provided in the Note (and shall be deemed to have become automatically due and payable in the circumstances provided in the Note) for purposes of subsection (a) hereof notwithstanding any stay, injunction or other prohibition preventing such declaration (or preventing the Borrower's Obligations from becoming automatically due and payable) as against any other Person and that, in the event of such declaration (or the Borrower's Obligations being deemed to have become automatically due and payable), the Borrower's Obligations (whether or not due and payable by any other Person) shall forthwith become due and payable by the Guarantors for purposes of said subsection (a).

          (f) Rights of Contribution. The Guarantors hereby agree, as among themselves, that if any Guarantor shall become an Excess Funding Guarantor (as defined below), each other Guarantor shall, on demand of such Excess Funding Guarantor (but subject to the next sentence hereof and to clause (y) below), pay to such Excess Funding Guarantor an amount equal to such Guarantor's Pro Rata Share (as defined below and determined, for this purpose, without reference to the properties, assets, liabilities and debts of such Excess Funding Guarantor) of such Excess Payment (as defined below). The payment obligation of any Guarantor to any Excess Funding Guarantor under this subsection (f) shall be subordinate and subject in right of payment to the prior payment in full of the obligations of such Guarantor under the other provisions of this Section 2, and such Excess Funding Guarantor shall not exercise any right or remedy with respect to such excess until payment and satisfaction in full of all of such obligations. For purposes hereof, (i) "EXCESS FUNDING GUARANTOR" shall mean, in respect of any obligations arising under the other provisions of this Section 2 (hereafter, the "GUARANTEED OBLIGATIONS"), a Guarantor that has paid an amount in excess of its Pro Rata Share of the Guaranteed Obligations; (ii) "EXCESS PAYMENT" shall mean, in respect of any Guaranteed Obligations, the amount paid by an Excess Funding Guarantor in excess of its Pro Rata Share of such Guaranteed Obligations; and
(iii) "PRO RATA SHARE", for the purposes of this subsection (f), shall mean, for any Guarantor, the ratio (expressed as a percentage) of (x) the amount by which the aggregate present fair saleable value of all of its assets and properties exceeds the amount of all debts and liabilities of such Guarantor (including contingent, subordinated, unmatured, and unliquidated liabilities, but excluding the obligations of such Guarantor hereunder) to (y) the





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amount by which the aggregate present fair saleable value of all assets and other properties of the Borrower and all of the Guarantors exceeds the amount of all of the debts and liabilities (including contingent, subordinated, unmatured, and unliquidated liabilities, but excluding the obligations of the Borrower and the Guarantors hereunder) of the Borrower and all of the Guarantors, all as of the date hereof (if any Guarantor becomes a party hereto subsequent to the Effective Date, then for the purposes of this subsection (f) such subsequent Guarantor shall be deemed to have been a Guarantor as of the Effective Date and the information pertaining to, and only pertaining to, such Guarantor as of the date such Guarantor became a Guarantor shall be deemed true as of the Effective Date).

          (g) Continuing Guarantee. The guarantee in this Section 2 is a continuing guarantee, and shall apply to all Borrower's Obligations whenever arising.

          (h) Subordination. Each Guarantor agrees, and Lender by its acceptance hereof agrees, that the guarantee by the Guarantors of the Borrower's Obligations shall be subordinated to the payment in full of the Senior Debt upon the same terms and conditions as set forth in the Letter Agreement.

     3. GRANT OF SECURITY INTEREST IN THE COLLATERAL. To secure the prompt payment and performance in full when due, whether by lapse of time, acceleration or otherwise, of the Secured Obligations (as defined in Section 4 hereof), each Obligor hereby grants to Lender, a continuing security interest in, and a right to set off against, any and all right, title and interest of such Obligor in and to the following, whether now owned or existing or owned, acquired, or arising hereafter (collectively, the "COLLATERAL"):

          (a) All equipment, including, without limitation, all vehicles, machinery, tools, furniture, furnishings, office equipment and trade fixtures;

          (b) All accounts and receivables and all goods represented by or securing accounts and receivables, including, without limitation, all rents and tenant payments, if any;

          (c) All inventory, including, without limitation, all raw materials, all work in process and all goods held by the Borrower for sale or lease;

          (d) All contract rights, including, without limitation, all rights under management agreements, tax





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     sharing agreements and lease agreements and all rights to payment of money, tax refunds and insurance proceeds;

          (e)  All other general intangibles;

          (f) All instruments, documents, chattel paper, securities, policies and certificates of insurance, deposits, cash or other goods;

          (g) All books, records, files, computer software and other writings or evidence of each Obligor's business;

          (h) All licenses, patents, patent applications, trademarks, trademark applications, tradenames, copyrights, assumed names, service marks and service mark applications (collectively, the "INTELLECTUAL PROPERTY");

          (i) All other personal property of any kind or type whatsoever owned by an Obligor;

          (j) All accessions and additions to, and substitutions and replacements of, any and all of the foregoing, whether now existing or hereafter arising; and

          (k) All proceeds and products of the foregoing and all insurance relating to the foregoing collateral and all proceeds thereof (including, without limitation, insurance proceeds payable on account of business interruption), whether now existing or hereafter arising.

     The Obligors and the Lender hereby agree that, notwithstanding anything to the contrary contained in this Agreement, the Obligors shall not be deemed to have assigned, and Lender shall not be deemed to have taken an assignment of, any "intent to use" federal trademark registration application until such time as either (i) an amendment alleging use with respect to the related trademark shall have been accepted for filing by the U.S. Patent & Trademark Office or
(ii) applicable law conclusively allows earlier assignment.

     4. SECURITY FOR OBLIGATIONS. The security interest created hereby in the Collateral constitutes continuing collateral security for all of the following, whether now existing or hereafter incurred (the "SECURED OBLIGATIONS"):

          (a) (i) In the case of the Borrower, the prompt performance and observance by the Borrower of all obligations of the Borrower under the Note, this Agreement and the other Loan Documents to which the Borrower is a party; or





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          (ii) In the case of any Obligor which is a Guarantor, the prompt performance and observance by such Guarantor of all obligations of such Guarantor under this Agreement and the other Loan Documents to which such Guarantor is a party, including, without limitation, its guaranty obligations arising under Section 2 of this Agreement; and

          (b) All other indebtedness, liabilities and obligations of any kind or nature, now existing or hereafter arising, owing from any Credit Party to Lender, arising under the Loan Documents, whether primary, secondary, direct, contingent, or joint and several.

     5. REPRESENTATIONS AND WARRANTIES. Each Obligor hereby represents and warrants to Lender, that so long as any amounts remain payable under the Note or under any other Loan Document:

          (a) Chief Executive Office; Books & Records. Such Obligor's chief executive office and chief place of business are (and for the prior four months have been) located at the locations set forth on SCHEDULE 1 attached hereto and such Obligor keeps its books and records at such locations.

          (b) Type and Location of Collateral. The type of Collateral located in the U.S. owned by such Obligor, each location of Collateral located in the U.S. owned by such Obligor having an aggregate book value at such location of $100,000 or more and the owner of each such location for which a landlord waiver has been requested by Senior Agent is as shown on
     SCHEDULE 2 attached hereto.

          (c) Ownership. Such Obligor is the legal and beneficial owner of its Collateral and has the right to pledge, sell, assign or transfer the same. Such Obligor's legal name is as shown in this Agreement and no Obligor has in the past four months changed its name, been party to a merger, consolidation or other change in structure or used any tradename except as set forth in SCHEDULE 3 hereto.

          (d) Security Interest/Priority. This Agreement creates a valid security interest in favor of Lender, in the Collateral of such Obligor and, when properly perfected, shall constitute a valid perfected security interest in such Collateral, free and clear of all Liens except for Permitted Liens.

          (e) Receivables. (i) Each receivable of such Obligor and the papers and documents relating thereto are genuine and in all respects what they purport to be, (ii) in the





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     case of each receivable of such Obligor which is an account receivable, each receivable arises out of (A) a bona fide sale of goods sold and delivered by such Obligor (or is in the process of being delivered) or (B) services theretofore actually rendered (or, in accordance with the applicable contract with the account debtor, to be rendered) by such Obligor to, the account debtor named therein, (iii) no receivable of such Obligor of $50,000 or more is evidenced by any instrument or chattel paper unless such instrument or chattel paper has been theretofore endorsed over and delivered to Lender, and (iv) no surety bond was required or given in connection with any receivable of such Obligor or the contracts or purchase orders out of which they arose.

          (f) Inventory. No inventory is held by such Obligor pursuant to consignment, sale or return, sale on approval or similar arrangement.

          (g) Intellectual Property. With regard to the Collateral of such Obligor consisting of Intellectual Property, (i) such Obligor is the present owner of the entire right, title and interest in and to such Collateral and has good and indefeasible title thereto with the rights of use free and clear of the infringement of the rights of others, (ii) the United States patents listed on SCHEDULE 4 constitute all of the registrations and applications for the United States patents owned by such Obligor, (iii) the United States trademarks listed on SCHEDULE 5 constitute all of the registrations and applications for the United States trademarks owned by such Obligor, (iv) such Obligor has not and will not make any assignment or agreement in conflict with the security interest in the Intellectual Property of such Obligor hereunder, and (v) all applications pertaining to U.S. Intellectual Property of such Obligor have been duly and properly filed, and all U.S. registrations or letters pertaining to such Intellectual Property have been duly and properly filed and issued, and all of such Intellectual Property is valid and enforceable.

     6. COVENANTS. Each Obligor covenants that, so long as any amounts remain payable under the Note or under any other Loan Document it shall:

          (a) OTHER LIENS. Defend the Collateral of such Obligor against the claims and demands of all other parties claiming an interest therein, keep such Collateral free from all Liens, except for Permitted Liens, and not sell, exchange, transfer, assign, lease or otherwise dispose of such Collateral or any interest therein, except in the





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     ordinary course of business and except as permitted under the Note.

          (b) Preservation of Collateral. Keep the Collateral of such Obligor in good order, condition and repair and not use such Collateral in violation of the provisions of this Agreement or any other agreement relating to such Collateral or any policy insuring the Collateral or any applicable statute, law, bylaw, rule, regulation or ordinance.

          (c) Change in Location. Keep such Obligor's chief executive office and chief place of business (as well as its books and records) at the locations set forth on SCHEDULE 1 and keep Collateral of such Obligor having a book value of $100,000 or more, individually or in the aggregate, at the locations set forth for such Obligor on SCHEDULE 2.

          (d) Inspection. Upon reasonable notice, and during reasonable hours, at all times allow Lender or its representatives to visit and inspect the Collateral of such Obligor and the books and records relating thereto and otherwise cooperate with and promptly respond to the reasonable requests of Lender or its representatives with respect thereto.

          (e) Perfection of Security Interest. Execute and deliver to Lender such agreements, assignments or instruments (including affidavits, notices, reaffirmations and amendments and restatements of existing documents, as Lender may reasonably request) and do all such other things as Lender may reasonably deem necessary or appropriate (i) to assure to Lender its security interests hereunder, including (A) such financing statements (including renewal statements) or amendments thereof or supplements thereto or other instruments as Lender may from time to time reasonably request in order to perfect and maintain the security interests granted hereunder in accordance with the UCC, (B) with regard to patents and patent applications, a Notice of Grant of Security Interest in Patents for filing with the United States Patent and Trademark Office in the form of SCHEDULE 6 hereto, and (C) with regard to trademarks and trademark applications, a Notice of Grant of Security Interest in Trademarks for filing with the United States Patent and Trademark Office in the form of
     SCHEDULE 7 hereto, (ii) to consummate the transactions contemplated hereby and (iii) to otherwise protect and assure Lender of its rights and interests hereunder. To that end, each Obligor agrees that Lender may file one or more financing statements disclosing Lender's security interest in any or all of the Collateral of such Obligor without, to the extent





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     permitted by law, such Obligor's signature thereon, and further each
     Obligor also hereby irrevocably makes, constitutes and appoints Lender, its nominee or any other person whom Lender may designate, as such Obligor's attorney in fact with full power and for the limited purpose to sign in the name of such Obligor any such financing statements, or amendments and supplements to financing statements, renewal financing statements, notices or any similar documents which in Lender's reasonable discretion would be necessary, appropriate or convenient in order to perfect and maintain perfection of the security interests granted hereunder, such power, being coupled with an interest, being and remaining irrevocable so long as any amounts remain payable under the Note or under any other Loan Document. Each Obligor hereby agrees that a carbon, photographic or other reproduction of this Agreement or any such financing statement is sufficient for filing as a financing statement by Lender wherever Lender may in its sole discretion desire to file the same. In the event for any reason the law of any jurisdiction other than Texas becomes or is applicable to the Collateral of any Obligor or any part thereof, or to any of the Secured Obligations, such Obligor agrees to execute and deliver all such instruments and to do all such other things as Lender in its sole discretion reasonably deems necessary or appropriate to preserve, protect and enforce the security interests of Lender under the law of such other jurisdiction (and, if an Obligor shall fail to do so promptly upon the request of Lender, then Lender may execute any and all such requested documents on behalf of such Obligor pursuant to the power of attorney granted hereinabove). If any Collateral is in the possession or control of an Obligor's agents and Lender so requests, such Obligor agrees to notify such agents in writing of Lender's security interest therein and, upon the Lender's request, instruct them to hold all such Collateral for Lender's account and subject to Lender's instructions.
     Each Obligor agrees to mark its books and records to reflect the security interest of Lender in the Collateral.

          (f) Payment of Taxes and Charges. Pay promptly when due all taxes, assessments, and governmental charges and levies upon or against the Collateral of such Obligor in each case before the same become delinquent and before penalties accrue thereon, unless and to the extent that the same are being contested in good faith by appropriate proceedings.

          (g) Treatment of Receivables. Not grant or extend the time for payment of any receivable, or compromise or settle any receivable for less than the full amount thereof, or





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     release any person or property, in whole or in part, from payment thereof, or allow any credit or discount thereon, other than as normal and customary in the ordinary course of such Obligor's business.

          (h) Actions Regarding Intellectual Property. Not take or fail to take any action, nor permit any action to be taken by others that are subject to such Obligor's control which would affect the validity and enforcement of the Intellectual Property of such Obligor, or impair the value of such Intellectual Property.

          (i) New Patents and Trademarks. Promptly after each annual delivery to Lender pursuant to Section 4 of the Note of a listing of new registration numbers for patents, trademarks, service marks, tradenames and copyrights awarded to any Obligor, a duly executed amendment or modification to the Notice of Security Interest in Patents and/or the Notice of Security Interest in Trademarks, as applicable, or such other duly executed documents as Lender may request in a form acceptable to counsel for Lender and suitable for recording to evidence the security interest in the patent or trademark which is the subject of such new application to Lender as provided in Section 3 hereof, and subject to all the terms hereof.

          (j) Insurance. Insure the Collateral of such Obligor as set forth in the Note. In case of any material loss, damage to or destruction of the Collateral of any Obligor or any part thereof, such Obligor shall promptly give written notice thereof to Lender generally describing the nature and extent of such damage or destruction. In case of any loss, damage to or destruction of the Collateral of any Obligor or any part thereof, such Obligor, whether or not the insurance proceeds, if any, received on account of such damage or destruction shall be sufficient for that purpose, at such Obligor's cost and expense, will promptly repair or replace the Collateral of such Obligor so lost, damaged or destroyed; provided, however, that such Obligor need not repair or replace the Collateral of such Obligor so lost, damaged or destroyed to the extent the failure to make such repair or replacement (i) is desirable to the proper conduct of the business of such Obligor in the ordinary course and otherwise in the best interest of such Obligor and (ii) would not materially impair the rights and benefits of Lender under this Agreement or any other Loan Document. In the event an Obligor shall receive any proceeds of such insurance in a net amount in excess of $1,000,000, such Obligor will immediately pay over such proceeds to Lender, for payment on the Secured Obligations; provided, however,





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     that Lender agrees to release such insurance proceeds to such Obligor for replacement or restoration of the portion of the Collateral of such Obligor lost, damaged or destroyed if, but only if, (A) no Default or Event of Default shall have occurred and be continuing at the time of release, (B) written application for such release is received by Lender from such Obligor within 30 days of receipt of such proceeds and (C) Lender has received evidence reasonably satisfactory to it that the Collateral lost, damaged or destroyed has been or will be replaced or restored to its condition immediately prior to the loss, destruction or other event giving rise to the payment of such insurance proceeds. All insurance proceeds shall be subject to the security interest of Lender hereunder.

     7. ADVANCES BY LENDER. On failure of any Obligor to perform any of the covenants and agreements contained herein, Lender may, at its sole option and in its sole discretion, perform the same and in so doing may expend such sums as Lender may reasonably deem advisable in the performance thereof, including, without limitation, the payment of any insurance premiums, the payment of any taxes, a payment to obtain a release of a Lien or potential Lien, expenditures made in defending against any adverse claim and all other expenditures which Lender may make for the protection of the security hereof or may be compelled to make by operation of law. All such sums and amounts so expended shall be repayable by the Obligors immediately without notice or demand, shall constitute additional Secured Obligations and shall bear interest from the date said amounts are expended at the default rate provided in Section 2.3 of the Note. No such performance of any covenant or agreement by Lender on behalf of any Obligor, and no such advance or expenditure therefor, shall relieve the Obligors of any default under the terms of this Agreement or the other Loan Documents. Lender may make any payment hereby authorized in accordance with any bill, statement or estimate procured from the appropriate public office or holder of the claim to be discharged without inquiry into the accuracy of such bill, statement or estimate or into the validity of any tax assessment, sale, forfeiture, tax lien, title or claim.

     8. EVENTS OF DEFAULT. The occurrence of an Event of Default under and as defined in the Note shall be an Event of Default hereunder (an "EVENT OF DEFAULT").

     9.   REMEDIES.

          (a) General Remedies. Upon the occurrence of an Event of Default and during continuation thereof, Lender shall have, in addition to the rights and remedies provided





                                       12
     herein, in the Loan Documents or by law (including, but not limited to, the rights and remedies set forth in the Uniform Commercial Code of the jurisdiction applicable to the affected Collateral) the rights and remedies of a secured party under the UCC (regardless of whether the UCC is the law of the jurisdiction where the rights and remedies are asserted and regardless of whether the UCC applies to the affected Collateral), and further Lender may, with or without judicial process or the aid and assistance of others, (i) enter on any premises on which any of the Collateral may be located and, without resistance or interference by the Obligors, take possession of the Collateral, (ii) dispose of any Collateral on any such premises, (iii) require the Obligors to assemble and make available to Lender at the expense of the Obligors any Collateral at any place and time designated by Lender which is reasonably convenient to both parties, (iv) remove any Collateral from any such premises for the purpose of effecting sale or other disposition thereof, and/or (v) without demand and without advertisement, notice, hearing or process of law (except as provided below), all of which each of the Obligors hereby waives to the fullest extent permitted by law, at any place and time or times, sell and deliver any or all Collateral held by or for it at public or private sale, by one or more contracts, in one or more parcels, for cash, upon credit or otherwise, at such prices and upon such terms as Lender deems advisable, in its sole discretion (subject to any and all mandatory legal requirements). In addition to all other sums due Lender with respect to the Secured Obligations, the Obligors shall pay Lender all reasonable costs and expenses incurred by Lender, including, but not limited to, reasonable attorneys' fees and court costs, in obtaining or liquidating the Collateral, in enforcing payment of the Secured Obligations, or in the prosecution or defense of any action or proceeding by or against Lender or the Obligors concerning any matter arising out of or connected with this Agreement, any Collateral or the Secured Obligations, including, without limitation, any of the foregoing arising in, arising under or related to a case under the Bankruptcy Code. To the extent the rights of notice cannot be legally waived hereunder, each Obligor agrees that any requirement of reasonable notice shall be met if such notice is personally served on or mailed, postage prepaid, to such Obligor in accordance with the notice provisions of this Agreement at least 10 days before the time of sale or other event giving rise to the requirement of such notice. Lender shall not be obligated to make any sale or other disposition of the Collateral regardless of notice having been given. To the extent permitted by law, Lender may be a purchaser at any





                                       13
     such sale. Subject to the provisions of applicable law, Lender may postpone or cause the postponement of the sale of all or any portion of the Collateral by announcement at the time and place of such sale, and such sale may, without further notice, to the extent permitted by law, be made at the time and place to which the sale was postponed, or Lender may further postpone such sale by announcement made at such time and place.

          (b) Remedies relating to Receivables. Upon the occurrence of an Event of Default and during the continuation thereof, whether or not Lender has exercised any or all of its rights and remedies hereunder, (i) each Obligor will promptly upon request of Lender instruct all account debtors to remit all payments in respect of the receivables to a mailing location selected by Lender and (ii) Lender or its designee may notify any Obligor's customers and account debtors that the receivables of such Obligor have been assigned to Lender or of Lender's security interest therein, and may (either in its own name or in the name of an Obligor or both) demand, collect (including without limitation by way of a lockbox arrangement), receive, take receipt for, sell, sue for, compound, settle, compromise and give acquittance for any and all amounts due or to become due on receivables, and, in Lender's discretion, file any claim or take any other action or proceeding to protect and realize upon the security interest of Lender in the receivables. Each Obligor acknowledges and agrees that the proceeds of its receivables remitted to or on behalf of Lender in accordance with the provisions hereof shall be solely for Lender's own convenience and that such Obligor shall not have any right, title or interest in such accounts or in any such other amounts except as expressly provided herein. Lender shall have no liability or responsibility to any Obligor for acceptance of a check, draft or other order for payment of money bearing the legend "payment in full" or words of similar import or any other restrictive legend or endorsement or be responsible for determining the correctness of any remittance. Each Obligor hereby agrees to indemnify Lender from and against all liabilities, damages, losses, actions, claims, judgments, costs, expenses, charges and reasonable attorneys' fees suffered or incurred by Lender because of the maintenance of the foregoing arrangements except as relating to or arising out of the negligence or willful misconduct of Lender or its officers, employees or agents.

          (c) Access. In addition to the rights and remedies hereunder, upon the occurrence of an Event of Default and during the continuance thereof, Lender shall have the right





                                       14
     to enter and remain upon the various premises of the Obligors without cost or charge to Lender, and use the same, together with materials, supplies, books and records of the Obligors for the purpose of collecting and liquidating the Collateral, or for preparing for sale and conducting the sale of the Collateral, whether by foreclosure, auction or otherwise. In addition, Lender may remove Collateral, or any part thereof, from such premises and/or any records with respect thereto, in order to effectively collect or liquidate such Collateral.

          (d) Nonexclusive Nature of Remedies. The failure of Lender to exercise any right, remedy or option under this Agreement or any other Loan Document or as provided by law, or any delay by Lender in exercising the same, shall not operate as a waiver of any such right, remedy or option. No waiver hereunder shall be effective unless it is in writing, signed by the party against whom such waiver is sought to be enforced and then only to the extent specifically stated, which in the case of Lender shall only be granted as provided herein. To the extent permitted by law, neither Lender, nor any party acting as attorney for Lender, shall be liable hereunder for any acts or omissions or for any error of judgment or mistake of fact or law other than their negligence or willful misconduct hereunder. The rights and remedies of Lender under this Agreement shall be cumulative and not exclusive of any other right or remedy which Lender may have.

     10. POWER OF ATTORNEY. In addition to other powers of attorney contained herein, each Obligor hereby designates and appoints Lender, and each of its designees or agents, as attorney-in-fact of such Obligor, irrevocably and with power of substitution, with authority to take any or all of the following actions upon the occurrence and during the continuance of an Event of Default, subject to other provisions hereof:

            (i) demand, collect, settle, compromise, adjust, give discharges and releases, all as Lender may determine;

           (ii) commence and prosecute any actions at any court for the purposes of collecting any Collateral and enforcing any other right in respect thereof;

          (iii) defend, settle or compromise any action brought and, in connection therewith, give such discharge or release as Lender may deem appropriate;

           (iv) receive, open and dispose of mail addressed to an Obligor and endorse checks, notes, drafts, acceptances, money orders, bills of lading, warehouse receipts or other instruments or documents evidencing payment, shipment or storage of the goods giving rise to the Collateral of such Obligor on behalf of and in the name of such Obligor, or securing, or relating to such Collateral;

            (v) sell, assign, transfer, make any agreement in respect of, or otherwise deal with or exercise rights in respect of, any Collateral or the goods or services which have given rise thereto, as fully and completely as though Lender were the absolute owner thereof for all purposes;

           (vi) adjust and settle claims under any insurance policy relating thereto;

          (vii) execute and deliver all assignments, conveyances, statements, financing statements, renewal financing statements, security agreements, affidavits, notices and other agreements, instruments and documents that Lender may determine necessary in order to perfect and maintain the security interests and liens granted in this Agreement and in order to fully consummate all of the transactions contemplated therein;

          (viii) institute any foreclosure proceedings that Lender may deem appropriate; and

          (ix) do and perform all such other acts and things as Lender may deem to be necessary, proper or convenient in connection with the Collateral.

This Power of Attorney is coupled with an interest and is irrevocable until the Secured Obligations have been fully satisfied.

     11. APPLICATION OF PROCEEDS. Upon the occurrence and during the continuance of an Event of Default, any payments in respect of the Secured Obligations and any proceeds of the Collateral, when received by Lender in cash or its equivalent, will be applied in reduction of the Secured Obligations in such order and manner as set forth hereinbelow, and each Obligor irrevocably waives the right to direct the application of such payments and proceeds and acknowledges and agrees that Lender shall have the continuing and exclusive right to apply and reapply any and all such payments and proceeds in Lender's sole discretion, notwithstanding any entry to the contrary upon any of





                                       16
its books and records. The Obligors shall remain liable to Lender for any deficiency. The proceeds of the Collateral shall be applied as follows:

          FIRST, to the payment of all reasonable out-of-pocket costs and expenses (including without limitation reasonable attorneys' fees) of Lender in connection with enforcing its rights under the Loan Documents and any protective advances made by Lender with respect to the Collateral under or pursuant to the terms of the Loan Documents;

          SECOND, to the payment of all of the Borrower's Obligations consisting of accrued fees and interest;

          THIRD, to the payment of the outstanding principal amount of the Borrower's Obligations;

          FOURTH, to all other Borrower's Obligations and other obligations which shall have become due and payable under the Loan Documents or otherwise and not repaid pursuant to clauses "FIRST" through "THIRD" above; and

          FIFTH, to the payment of the surplus, if any, to whomever may be lawfully entitled to receive such surplus.

     12. COSTS OF COUNSEL. If at any time hereafter, whether upon the occurrence of an Event of Default or not, Lender employs counsel to prepare or consider amendments, waivers or consents with respect to this Agreement, or to take action or make a response in or with respect to any legal or arbitral proceeding relating to this Agreement or relating to the Collateral, or to protect the Collateral or exercise any rights or remedies under this Agreement or with respect to the Collateral, then the Obligors agree to promptly pay upon demand any and all such reasonable costs and expenses of Lender (including the allocated costs of in-house counsel), all of which costs and expenses shall constitute Secured Obligations hereunder.

     13. CONTINUING AGREEMENT. This Agreement shall be a continuing agreement in every respect and shall remain in full force and effect so long as any amounts remain payable under the Note or under any other Loan Document. Upon such termination of this Agreement, Lender shall, upon the request and at the expense of the Obligors, forthwith release all of its liens and security interests hereunder. Notwithstanding the foregoing all releases and indemnities provided hereunder shall survive termination of this Agreement.

     14. AMENDMENTS; WAIVERS; MODIFICATIONS. This Agreement and the provisions hereof may not be amended, waived, modified,





                                       17
changed, discharged or terminated except as set forth in Section 11 of the Note.

     15. SUCCESSORS IN INTEREST. This Agreement shall create a continuing security interest in the Collateral and shall be binding upon each Obligor, its successors and assigns and shall inure, together with the rights and remedies of Lender hereunder, to the benefit of Lender and its successors and assigns; provided, however, that none of the Obligors may assign its rights or delegate its duties hereunder without the prior written consent of Lender, which consent may be withheld in Lender's sole and absolute discretion. To the fullest extent permitted by law, each Obligor hereby releases Lender, and its successors and assigns, from any liability for any act or omission relating to this Agreement or the Collateral, except for any liability arising from the negligence or willful misconduct of Lender or its officers, employees or agents.

     16. NOTICES. All notices required or permitted to be given under this Agreement shall be in conformance with Section 15 of the Note.

     17. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which where so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. It shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

     18. HEADINGS. The headings of the sections and subsections hereof are provided for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

     19. GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE.

          (a) THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS. Any legal action or proceeding with respect of this Agreement may be brought in the courts of the State of Texas in Dallas County, or of the United States in the District Court for the Northern District of Texas, and, by execution and delivery of this Agreement, each of the Obligors hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the nonexclusive jurisdiction of such courts. Each of the Obligors further irrevocably consents to the service of process out of any of the aforementioned courts in any





                                       18
     such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to it at the address set out for notices pursuant to Section 15 of the Note, such service to become effective 3 days after such mailing. Nothing herein shall affect the right of Lender to serve process in any other manner permitted by law or to commence legal proceedings or to otherwise proceed against any Obligor in any other jurisdiction.

          (b) Each of the Obligors hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement brought in the courts referred to in subsection (a) hereof and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

          (c) TO THE EXTENT PERMITTED BY LAW, LENDER AND EACH OF THE OBLIGORS HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

     20. SEVERABILITY. If any provision of any of this Agreement is determined to be illegal, invalid or unenforceable, such provision shall be fully severable and the remaining provisions shall remain in full force and effect and shall be construed without giving effect to the illegal, invalid or unenforceable provisions.

     21. ENTIRETY. This Agreement and the other Loan Documents represent the entire agreement of the parties hereto and thereto, and supersede all prior agreements and understandings, oral or written, if any, including any commitment letters or correspondence relating to the Loan Documents or the transactions contemplated herein and therein.

     22. SURVIVAL. All representations and warranties of the Obligors hereunder shall survive the execution and delivery of this Agreement and the other Loan Documents, the delivery of the Note and the making of the loan under the Note.

     23. OTHER SECURITY. To the extent that any of the Secured Obligations are now or hereafter secured by Property other than the Collateral (including, without limitation, real property and securities owned by an Obligor), or by a guarantee, endorsement or Property of any other Person, then Lender shall have the right





                                       19
to proceed against such other property, guarantee or endorsement upon the occurrence of any Event of Default, and Lender has the right, in its sole discretion, to determine which rights, security, liens, security interests or remedies Lender shall at any time pursue, relinquish, subordinate, modify or take with respect thereto, without in any way modifying or affecting any of them or any of Lender's rights or the Secured Obligations under this Agreement or under any other of the Loan Documents.

     24. JOINT AND SEVERAL OBLIGATIONS OF OBLIGORS. All payment obligations of the Obligors hereunder shall be joint and several.

     25. INCORPORATION OF TERMS OF NOTE. Each Guarantor hereby agrees that the representations and warranties set forth in Section 3 of the Note, the affirmative covenants set forth in Section 4 of the Note and the negative covenants set forth in Section 5 of the Note shall be incorporated into this Agreement and hereby makes each such representation and warranty to be made by it as a Credit Party and hereby agrees to be bound by each affirmative and negative covenant applicable to a Credit Party or to it as a Subsidiary of the Borrower.

     26. AGENT OF SENIOR LENDERS AS AGENT. Notwithstanding anything to the contrary contained in this Agreement, Lender agrees that whenever the Obligors are required to deliver Collateral to Lender and in which Collateral Lender's security interests are subordinate to the Senior Lenders, delivery to the Senior Lenders or the agent for the Senior Lenders under the Senior Debt shall be deemed delivery to Lender and the Senior Lenders or the agent for the Senior Lenders shall be the bailee to Lender for purposes of holding such Collateral. The Obligors hereby instruct the Senior Lenders and the agent for the Senior Lenders, upon payment in full of the Senior Debt, to deliver all Collateral held by the Senior Lenders or the agent for the Senior Lenders as security for the Senior Debt to Lender to be held hereunder.

     27. SUBORDINATION OF LIENS. The Liens and security interests granted under this Agreement are subordinate to the Liens and security interests granted to the Senior Lenders under the Senior Debt on the terms and subject to the conditions set forth in the Letter Agreement.


           [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]





                                       20

     Each of the parties hereto has caused a counterpart of this Agreement to be duly executed and delivered as of the date first above written.


BORROWER:
--------
                    GENICOM CORPORATION


                    By  James C. Gale
                        ---------------------------
                    Name James C. Gale
                         --------------------------
                    Title Senior VP Finance and CFO
                          -------------------------


GUARANTORS:
----------

                    GENICOM INTERNATIONAL HOLDINGS CORPORATION


                    By  James C. Gale
                        ---------------------------
                    Name James C. Gale
                         --------------------------
                    Title Senior VP Finance and CFO
                          -------------------------



                    GENICOM INTERNATIONAL SALES CORPORATION

                    By  James C. Gale
                        ---------------------------
                    Name James C. Gale
                         --------------------------
                    Title Senior VP Finance and CFO
                          -------------------------



                    DELMARVA TECHNOLOGIES CORPORATION

                    By  James C. Gale
                        ---------------------------
                    Name James C. Gale
                         --------------------------
                    Title Senior VP Finance and CFO
                          -------------------------



                    RASTEK CORPORATION

                    By  James C. Gale
                        ---------------------------
                    Name James C. Gale
                         --------------------------
                    Title Senior VP Finance and CFO
                          -------------------------



                             [Signatures continued]

                    ENTERPRISING SERVICE SOLUTIONS CORPORATION

                    By  James C. Gale
                        ---------------------------
                    Name James C. Gale
                         --------------------------
                    Title Senior VP Finance and CFO
                          -------------------------



                    PRINTER SYSTEMS CORPORATION


                    By  James C. Gale
                        ---------------------------
                    Name James C. Gale
                         --------------------------
                    Title Senior VP Finance and CFO
                          -------------------------


                    THE PRINTER CONNECTION, INC.


                    By  James C. Gale
                        ---------------------------
                    Name James C. Gale
                         --------------------------
                    Title Senior VP Finance and CFO
                          -------------------------


                    PRINTER SYSTEMS INTERNATIONAL, LTD.


                    By  James C. Gale
                        ----------------------------
                    Name James C. Gale
                         ---------------------------
                    Title Senior VP Finance and CFO
                          --------------------------


     Accepted and agreed to as of the date first above written.

                              TEXAS INSTRUMENTS INCORPORATED


                              By Pallab K. Chatterjee
                                 --------------------
                              Name Pallab K. Chatterjee
                                   --------------------
                              Title Pres., Personal Productivity
                                   -----------------------------